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                                                                    Exhibit 10.1


                              TAX SHARING AGREEMENT

                  This Tax Sharing Agreement (the "Agreement"), dated as of this 12th day of September, 2000, by and between Peter Kiewit Sons', Inc. ("PKS"), a Delaware corporation and Kiewit Materials Company ("KMC"), a Delaware corporation is entered into in connection with the Split-Off (as defined below).

                  WHEREAS, PKS has received an advance ruling from the Internal Revenue Service regarding the tax-free nature of the Split-Off (as defined below); and

                  WHEREAS, PKS and KMC desire to set forth their agreement on the proper allocation among PKS and KMC (and certain of their subsidiaries and affiliates) of federal, state, foreign, and local Taxes (as defined below) and certain other matters;

                  NOW, THEREFORE, in consideration of their mutual promises, the parties to this Agreement agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  As used in this Agreement, the following terms shall have the following meanings (except as specifically provided, such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

                  "Affiliate" means corporation, partnership or other entity directly or indirectly controlled by a Party (except that neither KMC nor its Affiliates shall constitute an Affiliate of PKS). Control for this purpose shall mean the direct or indirect ownership of more than 50% of the voting equity of such entity. In addition, Affiliates of KMC shall include Quality Ready Mix, Inc., Apache Materials, L.L.C., and the KMC Nonfiling Entities. For purposes of this Agreement, all Affiliates of KMC as of the Distribution Date shall be considered Affiliates of KMC for all taxable periods prior to and including the Distribution Date (including prior to the Restructuring).

                  "Code" means the Internal Revenue Code of 1986 (or, if relevant, the Internal Revenue Code of 1954), as amended, or any successor thereto, as in effect for the taxable period in question.

                  "Combined Group" means all the corporations (or entities electing to be treated as an association taxable as a corporation) included in a particular Combined Return.

                  "Combined Jurisdiction" means, for any taxable period, any jurisdiction in which KMC or a KMC Affiliate is included in a combined, unitary, consolidated, or similar Tax Return with PKS or a PKS Affiliate for State Income Tax or Other Tax purposes.

                  "Combined Return" means any combined, unitary, consolidated, or similar Tax Return used in the determination of a State Income Tax or Other Tax liability with respect to which KMC or a KMC Affiliate is included with PKS or a PKS Affiliate.



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                  "Combined State Income Tax Liability" means the State Income
Tax liability for a Combined Return.

                  "Consolidated Group" means the affiliated group of corporations (within the meaning of Section 1504 of the Code) of which PKS or any member of the PKS Group is or was a member and KMC or any member of the KMC Group is or was a member.

                  "Controlled Debentures" is defined in the Ruling Request.

                  "Debenture Exchange" is defined in the Ruling Request.

                  "Distributing Debentures" is defined in the Ruling Request.

                  "Distributing Stock" is defined in the Ruling Request.

                  "Distribution Date" means the date determined by the PKS Board of Directors as of which the tax-free pro rata distribution of KMC stock comprising a part of the Split-Off shall be effected.

                  "Due Date" shall mean, with respect to any Tax Return or payment of Taxes, the date on which such Tax Return or payment is required, under applicable law, to be filed or remitted to the appropriate Taxing Authority, taking into account any applicable extensions.

                  "Final Determination" shall mean the final resolution of liability for any Tax for a taxable period, by (i) IRS Form 870 or 870-AD (or any successor forms thereto), on the date of acceptance by or on behalf of the IRS, or by a comparable form under the laws of other jurisdictions (on the date of acceptance by the applicable Taxing Authority); except that a Form 870 or 870-AD, successor form, or comparable form that reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for refund and/or the right of the Taxing Authority to assert a further deficiency shall not constitute a Final Determination until such rights expire; (ii) a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable; (iii) a closing agreement or accepted offer in compromise under Section 7121 or Section 7122 of the Code, or comparable agreements under the laws of other jurisdictions; (iv) any allowance of a refund or credit in respect of an overpayment of Tax, but only after the expiration of all periods during which such refund may be recovered (including by way of offset) by the jurisdiction imposing such Tax; or (v) any other final disposition, including by reason of the expiration of the applicable statute of limitations.

                  "Foreign Income Taxes" means all Taxes based on income imposed by a Taxing Authority other than the United States or, any state or local jurisdiction within the United States.

                  "Income Taxes" means all federal, state, local and foreign income Taxes or other Taxes based on income including, without limitation, United States federal taxes imposed under Subtitle A of the Code and any state or local franchise Taxes based on income. Income Taxes shall also include related interest, penalties, or other additions to tax, or additional amounts imposed by any Taxing Authority.

                  "Income Tax Returns" means Tax Returns relating to Income
Taxes.



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                  "Indemnified Party" is defined in Section 7.1.

                  "Indemnifying Party" is defined in Section 7.1.

                  "IRS" means the Internal Revenue Service.

                  "IRS Ruling" means the private letter ruling issued to PKS by the IRS, dated May 23, 2000, with respect to certain federal Income Tax aspects of the Split-Off.

                  "KMC Affiliate" means any corporation, partnership or other entity more than 50% of the voting equity of which is owned, directly or indirectly, by KMC. KMC Affiliate shall also include Quality Ready Mix, Inc., Apache Materials, L.L.C., and the KMC Nonfiling Entities. For purposes of this Agreement, all KMC Affiliates as of the Distribution Date shall be considered a KMC Affiliate for all taxable periods prior to and including the Distribution Date (including prior to the Restructuring).

                  "KMC Group" means the group of corporations (or entities electing to be treated as an association taxable as a corporation) that, after the Distribution Date, will be members of the affiliated group of corporations of which KMC is the common parent (within the meaning of Section 1504 of the Code). For purposes of this Agreement, all members of the KMC Group immediately after the Distribution Date shall be considered members of the KMC Group for all taxable periods prior to and including the Distribution Date (including prior to the Restructuring).

                  "KMC Nonfiling Entities" means Bell Cement Tools L.L.C. and Granite Canyon Venture, and any other entity (other than Apache Materials, L.L.C. or Quality Ready Mix, Inc.) less than or equal to 50% of the voting equity interests of which is owned by KMC or a KMC Affiliate as of the Distribution Date.

                  "Level 3 Group" shall have the meaning set forth in the PKS/Level 3 Tax Sharing Agreement.

                  "Nebraska Tax Credit Program" means the Employment and Investment Growth Act Project Agreements signed December 30, 1987 and March 21, 1996, between Level 3 Communications, Inc. and the State of Nebraska, as amended in January 1999.

                  "New Distributing Debentures" is defined in the Ruling
Request.

                  "Other Tax" means all Taxes (including but not limited to sales and use Taxes, payroll Taxes, and excise Taxes), other than Income Taxes and Transfer Taxes.

                  "Other Tax Returns" means Tax Returns relating to Other Taxes.

                  "Party" means PKS or KMC, as appropriate, and "Parties" means PKS and KMC.

                  "PKS Affiliate" means any corporation, partnership or other entity more than 50% of the voting equity of which is owned directly or indirectly by PKS, other than KMC or any KMC Affiliate.



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                  "PKS Group" means the group of corporations (or entities
electing to be treated as an association taxable as a corporation) that, after the Distribution Date, will be members of the affiliated group of corporations of which PKS is the common parent (within the meaning of Section 1504 of the Code).

                  "PKS Shareholder Tax Indemnity Payment" is defined in Section
4.2 hereof.

                  "PKS/Level 3 Tax Sharing Agreement" means the Tax Sharing Agreement entered into by Level 3 Communications, Inc. (formerly Peter Kiewit Sons', Inc.) and PKS (formerly PKS Holdings, Inc.) dated March 26, 1998.

                  "RAR" means any revenue agent's report with respect to federal Income Taxes or similar reports relating to State Income Taxes.

                  "Restructuring" means the transactions described in the Ruling Request and any associated transactions completed as of March 1, 1999.

                  "Ruling Request" means the private letter ruling request filed by PKS with the IRS on January 10, 2000, as supplemented from time to time with respect to certain tax aspects of the Split-Off.

                  "Separate Return" means all Tax Returns used in the determination of State Income Tax or Other Tax liability other than a Combined Return.

                  "Short Taxable Year 2000" means the taxable year beginning on the day after the Distribution Date.

                  "Split-Off" is the transfer to shareholders by PKS of all the issued and outstanding common stock and securities of KMC in a transaction intended to qualify as a tax-free pro rata distribution and as a tax-free exchange under Sections 355 and 368(a)(1)(D) of the Code.

                  "Split-Off Taxes" means any corporate level Taxes or related liabilities (other than Taxes incurred as a result of a breach of either Party's obligations or representations under Section 4.1) incurred by or imposed on (or deemed to be incurred by or imposed on) KMC, a KMC Affiliate, PKS, or a PKS Affiliate as a result of the Split-Off or the Restructuring, including, without limitation, (i) Income Taxes attributable to the failure of the Split-Off or the Restructuring to qualify as tax-free transactions pursuant to the Code, or (ii) federal Income Taxes attributable to the recognition of intercompany gains (as defined in Treasury Regulation Section 1.1502-13) or excess loss accounts (as defined in Treasury Regulation Section 1.1502-19), or any similar State Income Taxes.

                  "State Income Taxes" means all state or local Income Taxes or other state or local Taxes based on income including, without limitation, any state or local franchise Taxes based on income. State Income Taxes shall also include related interest, penalties, or other additions to tax, or additional amounts imposed by any Taxing Authority.

                  "State Income Tax Return" means Tax Returns relating to State Income Taxes.



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                  "Statement of Facts" means the Statement of Facts and
Representations for Opinion dated March 1, 1999 made in connection with receiving the Tax Opinion.

                  "Taxes" means all taxes imposed, whether domestic or foreign, and whenever imposed by a national, local, municipal, governmental, state, federal, foreign, or other body (a "Taxing Authority"), and without limiting the generality of the foregoing, shall include any net income, alternative or add-on minimum tax, gross income, sales, use, ad valorem, gross receipts, value added, franchise, profits, license, transfer, recording, withholding, payroll, disability, employment, social security, unemployment insurance, excise, severance, stamp, occupation, premium, property, windfall profit, custom duty, or other tax, government fee or other like assessment or charge of any kind whatsoever, together with any related interest, penalties, or other additions to tax, or additional amount imposed by any such Taxing Authority.

                  "Tax Attributes" means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other deduction, credit or attribute that could affect Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes).

                  "Taxing Authority" is defined in the definition of "Taxes."

                  "Tax Benefit" means a reduction in the Tax liability of a taxpayer for any taxable period that arises, or may arise in the future, as a result of any adjustment to, or addition or deletion of, a Tax Item in the computation of the Tax liability of the taxpayer.

                  "Tax Controversy" is defined in Section 5.1(b).

                  "Tax Detriment" means an increase in the Tax liability of a taxpayer for any taxable period that arises, or may arise in the future, as a result of any adjustment to, or addition or deletion of, a Tax Item in the computation of the Tax liability of the taxpayer.

                  "Tax Item" means any item of income, gain, loss, deduction, credit, recapture of credit, or any other item which increases or decreases (or may increase or decrease) Taxes paid or payable or affects Tax Attributes.

                  "Tax Opinion" means the legal opinion received in connection with the Restructuring relating to certain tax aspects of the Restructuring.

                  "Tax Return" means any return, report, information return, filing, questionnaire or other document filed or required to be filed, including requests for extensions of time, filings made with estimated Tax payments, claims for refund or amended returns that may be filed, for any taxable period with any Taxing Authority in connection with any Tax or Taxes (whether or not a payment is required to be made with respect to such filing).

                  "Taxable Year 1999" means the taxable period ending on December 25, 1999 or December 31, 1999, as applicable.



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                  "Taxable Year 2000" means the taxable period ending on
December 30, 2000 or December 31, 2000, as applicable (other than the Short Taxable Year 2000).

                  "Transfer Taxes" means any state, local or foreign Tax, other than sales or use Tax, imposed in connection with a transfer of any type of property.

                  "Treasury Regulation" means the temporary and final Income Tax Regulations promulgated under the Code.


                                   ARTICLE II
                      PREPARATION AND FILING OF TAX RETURNS

                  Section 2.1. Manner of Filing. In the absence of PKS approval and/or a controlling change in law or circumstance, all Income Tax Returns relating to a taxable period ending on or before (or including) the Distribution Date shall be prepared in a manner that is consistent with elections, accounting methods, conventions and principles of taxation (collectively the "Tax Practices") used for the most recent taxable periods for which Income Tax Returns involving similar items have been filed. Notwithstanding the previous sentence, such Tax Returns shall not be required to be prepared in a manner consistent with the Tax Practices to the extent such elections, methods, conventions, and principles are altered by any Final Determination. All State Income Tax Returns or Other Tax Returns (including any amendments to any such Tax Returns that are State Income Tax Returns or Other Tax Returns) relating to a taxable period ending on or before or including the Distribution Date shall be filed as a Separate Return or as a Combined Return consistent with the prior year unless otherwise approved by PKS in its sole and absolute discretion. PKS shall in its sole and absolute discretion determine the members of each Combined Group.

                  Section 2.2. Taxable Year 2000 and Prior Taxable Year Federal Income Tax Returns.

                   (a) PKS shall prepare and file, or cause to be prepared and filed, on a timely basis, all Tax Returns for the Consolidated Group relating to federal Income Taxes for the Taxable Year 2000. Such Tax Returns shall include only Tax Items for the KMC Group for its taxable period ending on the Distribution Date. Except for Tax Returns described in Section 2.2(f), on or before the date that is 90 days prior to the Due Date for such Tax Returns, KMC shall provide PKS with its pro-forma federal Income Tax Returns and supporting schedules for its taxable period ending on the Distribution Date. No later than 10 business days following a request by PKS, KMC shall provide PKS with any other information requested by PKS relating to Tax Items for any member of the KMC Group for use by PKS in preparing such Consolidated Group Tax Returns. Upon KMC's written request, PKS shall deliver to KMC for its review relevant portions of (or applicable work papers relating to) such Tax Returns no later than the date that is 10 business days prior to the Due Date for such returns.

                  (b) KMC shall prepare and file, or cause to be prepared and filed, on a timely basis, all Tax Returns for the KMC Group relating to federal Income Taxes for the taxable years beginning after the Distribution Date (including the Short Taxable Year 2000).



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                  (c) KMC and the KMC Group shall fully cooperate with PKS and shall provide PKS all information requested by PKS relating to the Tax Returns described in Sections 2.2(a) and (e) (including, if necessary, providing applicable signatures or powers of attorney). Information provided by KMC to PKS for Tax Returns described in Section 2.2(a) shall be based on a closing of the books method unless PKS consents in writing to the election under Treasury Regulation Section 1.1502-76(b)(2)(ii) to ratably allocate Tax Items.

                  (d) Except as provided in this Article II, KMC shall prepare and file or cause to be prepared and filed federal Income Tax Returns for KMC Affiliates (other than Bell Cement Tools L.L.C. and Granite Canyon Venture) for Taxable Year 2000. Notwithstanding anything contained in this Article II to the contrary, PKS shall prepare and file or cause to be prepared and filed all federal Income Tax Returns for PKS Affiliates for Taxable Year 2000.

                  (e) Subject to the PKS/Level 3 Tax Sharing Agreement, PKS shall have the right to prepare and file, or cause to be prepared and filed, all Tax Returns (including amended Tax Returns) for PKS, PKS Affiliates, KMC and KMC Affiliates (other than Bell Cement Tools L.L.C., Granite Canyon Venture and Quality Ready Mix, Inc.) relating to federal Income Taxes for taxable years prior to Taxable Year 2000.

                  (f) PKS shall prepare and file, or cause to be prepared and filed, all Tax Returns for the Consolidated Group relating to installments of estimated federal Income Taxes for the Taxable Year 2000. KMC shall provide to PKS all information requested by PKS that relates to KMC and is necessary for the determination of such estimated Tax installments on or before the date that is 15 business days prior to the Due Date for such Tax Returns.

                  Section 2.3. Taxable Year 1999 & Taxable Year 2000 and Prior Taxable Year State Income and Foreign Income Tax Returns.

                  (a) Except for Tax Returns with respect to Combined Jurisdictions as described in Section 2.3(b), PKS shall prepare and file, or cause to be prepared and filed, all Tax Returns relating to State Income Taxes or Foreign Income Taxes imposed on PKS or any PKS Affiliate, for Taxable Year 1999 and Taxable Year 2000 and all prior taxable years. Except for Tax Returns with respect to Combined Jurisdictions as described in Section 2.3(b), KMC shall prepare and file, or cause to be prepared and filed, all Tax Returns relating to State Income Taxes or Foreign Income Taxes imposed on KMC or any KMC Affiliate for Taxable Year 1999 and Taxable Year 2000 and all prior taxable years.

                  (b) Subject to the PKS/Level 3 Tax Sharing Agreement, for any Combined Jurisdiction, PKS or a PKS Affiliate, as appropriate, shall prepare and file, on a timely basis, all Combined Returns for the Taxable Year 1999 and Taxable Year 2000 and all prior taxable years. Upon KMC's written request, PKS or its Affiliate shall deliver to KMC for its review relevant portions of (or applicable work papers relating to) such Tax Returns no later than the date that is 10 days prior to the Due Date of any such Tax Return. Except for Tax Returns described in Section 2.3(d), on or before the date that is 90 days prior to the Due Date of any such Tax Return, KMC or a KMC Affiliate, as appropriate, shall provide PKS or the appropriate PKS Affiliate with its Tax Returns and supporting schedules requested by PKS or the PKS Affiliate for use in preparing the Tax Return for such taxable years. In addition, no later than 10 business days following a request by PKS, KMC or the appropriate KMC Affiliate shall provide PKS or the

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appropriate PKS Affiliate all information requested by PKS or the appropriate
PKS Affiliate that is relevant to the preparation of such Tax Returns.

                  (c) With respect to the preparation and filing of any Tax Return described in Section 2.3(a), (b) or (d), KMC and the KMC Affiliates shall fully cooperate with PKS and the PKS Affiliates (including, if necessary, providing applicable signatures and powers of attorney).

                  (d) PKS shall prepare and file, or cause to be prepared and filed, all Tax Returns for the Combined Group relating to installments of estimated State Income Taxes for the Taxable Year 2000. KMC shall provide to PKS all information requested by PKS that relates to KMC and is necessary for the determination of such estimated Tax installments on or before the date that is 15 business days prior to the Due Date for such Tax Returns.

                  Section 2.4. Federal Income, State Income and Foreign Income Tax Returns for Taxable Periods Beginning After the Distribution Date. PKS shall prepare and file, or cause to be prepared and filed, all Tax Returns relating to federal Income Taxes, State Income Taxes or Foreign Income Taxes for PKS and for any PKS Affiliate for all taxable periods beginning after the Distribution Date. KMC shall prepare and file, or cause to be prepared and filed, all Tax Returns relating to federal Income Taxes, State Income Taxes or Foreign Income Taxes for KMC and for any KMC Affiliate for all taxable periods beginning after the Distribution Date.

                  Section 2.5. Transfer and Other Tax Returns.

                  (a) Transfer Taxes - PKS shall prepare and file, or cause to be prepared and filed, on a timely basis, all Tax Returns related to Transfer Taxes imposed under applicable law on PKS or any PKS Affiliate for all transfers by such entities, whether occurring before, on or after the Distribution Date. KMC shall prepare and file, or cause to be prepared and filed, on a timely basis, all Tax Returns related to Transfer Taxes imposed under applicable law on KMC or any KMC Affiliate for all transfers by such entities, whether occurring before, on or after the Distribution Date.

                  (b) Other Taxes - PKS and KMC shall prepare and file, or cause to be prepared and filed, on a timely basis, all Tax Returns relating to Other Taxes imposed under applicable law on PKS (or its Affiliates) or imposed under applicable law on KMC (or its Affiliates), respectively, whether before, on or after the Distribution Date except for the following:

                           (i) PKS shall prepare and file, or cause to be
prepared and filed, all Other Tax Returns relating to the Nebraska Tax Credit Program.

                           (ii) With regards to excise or franchise Taxes
computed based on net worth, total assets or any variation thereof (other than on the basis of income) which are included in a Combined Return, PKS or a PKS Affiliate shall prepare and file or cause to be prepared and filed all Tax Returns for Taxable Year 1999, Taxable Year 2000 and all prior years.


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                                   ARTICLE III
         PAYMENTS, DEFICIENCIES, INDEMNIFICATION, REFUNDS AND OTHER TAX
                                   ATTRIBUTES

                  Section 3.1. Allocation and Payment. Except as expressly provided herein, payment of Taxes to Taxing Authorities and payments between the Parties in respect of Taxes or related matters, as the case may be, shall be made in accordance with the allocations provided in this Agreement.

                  Section 3.2. Federal Income Taxes.

                  (a) Except as otherwise provided herein, for each taxable period ending on or before (or each taxable period including) the Distribution Date, the Consolidated Group's federal Income Tax liability (including estimated Taxes and subsequently determined deficiencies in such Tax liability) shall be allocated by PKS between the PKS Group and the KMC Group as set forth in (i) through (iii) below.

                           (i) KMC Group Tax Liability. As reasonably determined
by PKS, the KMC Group's allocable share of the Consolidated Group federal Income Tax liability shall equal the federal Income Tax computed by taking into account Tax Items of the KMC Group as if the KMC Group filed its own stand-alone consolidated federal Income Tax Return.

                           (ii) PKS Group Tax Liability. The PKS Group's
allocable share of the Consolidated Group federal Income Tax liability shall equal the excess of the Consolidated Group federal Income Tax liability over the sum of (A) the KMC Group allocable share of such liability, as determined under
Section 3.2(a)(i) above, plus (B) any such federal Income Tax liability allocable to the Level 3 Group or any other entity that is not a member of the PKS Group or the KMC Group pursuant to the PKS/Level 3 Tax Sharing Agreement.

                           (iii) Prior Allocation. If a deficiency or refund in
the Consolidated Group's federal Income Tax liability is subsequently proposed or determined, for purposes of this Section 3.2, it shall be assumed for tax years prior to Taxable Year 1999 that (A) any allocation of the Consolidated Group's federal Income Tax liability made prior to the date of this Agreement between the Parties was consistent with this Section 3.2 and (B) any obligations between the Parties in respect of such allocation have been fully satisfied.

                  (b) Except as otherwise provided herein, for each taxable period ending on or before (or each taxable period including) the Distribution Date, KMC and the members of the KMC Group shall pay and be solely responsible for any federal Income Taxes (including estimated Taxes) that are allocable under this Agreement to KMC and the members of the KMC Group. KMC shall indemnify PKS and the PKS Affiliates for and hold them harmless from any such Taxes. Except as otherwise provided herein, for each taxable period ending on or before (or each taxable period including) the Distribution Date, PKS shall pay and be solely responsible for any federal Income Taxes (including estimated Taxes) that are allocable under this Agreement to PKS and the members of the PKS Group. Except as otherwise provided herein, PKS shall indemnify KMC and all members of the KMC Group for and hold them harmless from any such Taxes.



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                  (c) KMC shall pay, or cause to be paid, on a timely basis, and shall indemnify PKS and its Affiliates from all federal Income Tax imposed on Quality Ready Mix, Inc. for all taxable years.

                  Section 3.3. State Income Taxes.

                  (a) For each taxable period ending on or before (or each taxable period including) the Distribution Date for which the liability of the members of the PKS Group and the KMC Group (and, if applicable, the Level 3 Group) is determined on a Combined Return, the Combined State Income Tax Liability including estimated Taxes and subsequently determined deficiencies in such Taxes, shall be allocated between the Parties as set forth below:

                           (i) PKS Group: The PKS Group's allocable share of the
Combined State Income Tax Liability in each Combined Jurisdiction shall be equal to the excess of the Combined State Income Tax Liability over the sum of (A) KMC Group Pro-Forma Liability as determined in Section 3.3 (a) (ii), plus (B) any Combined State Income Tax Liability allocable to the Level 3 Group and any other entity that is not a member of the PKS Group or the KMC Group pursuant to the PKS/Level 3 Tax Sharing Agreement.

                           (ii) KMC Group: The KMC Group's allocable share of
the Combined State Income Tax Liability in each applicable state shall be equal to the "KMC Group Pro-Forma Liability". The "KMC Group Pro-Forma Liability" shall equal the pro-forma liability of the KMC Affiliates included in the Combined Return computed utilizing the Combined Return apportionment factor (e.g., in the case where a member of the Level 3 Group is included in the Combined Return, the "Combined State Income Tax Return" apportionment factor as provided in the PKS/Level 3 Tax Sharing Agreement) and all applicable Tax Items on a pro-forma basis (as reasonably determined by PKS); provided, however, to the extent Tax Items included in the KMC Group Pro-Forma Liability are not utilized in the Combined Return (or if applicable the "Combined State Income Tax Return" as defined in the PKS/Level 3 Agreement), these Tax Items shall be excluded from the KMC Group Pro-Forma Liability computation. If such pro-forma computation results in a negative KMC Group Pro-Forma Liability, PKS shall pay KMC only to the extent PKS realizes a Tax Benefit from the Combined Jurisdiction or receives payment from the Level 3 Group (in each case relating to the Tax Items causing the negative KMC Group Pro-Forma Liability). If such pro-forma computation results in a KMC Group Pro-Forma Liability greater than the Combined State Income Tax Liability (reduced by any such liability allocable to the Level 3 Group and any other entity that is not a member of the PKS Group or the KMC Group pursuant to the PKS/Level 3 Tax Sharing Agreement), the KMC Group's allocable share of the Combined State Income Tax Liability shall be 100% and any excess of such KMC Group Pro-forma Liability over the Combined State Income Tax Liability (reduced by any such liability allocable to the Level 3 Group and any other entity that is not a member of the PKS Group or the KMC Group pursuant to the PKS/Level 3 Tax Sharing Agreement) shall be paid by the KMC Group to the PKS Group.

                   (b) Except as otherwise provided herein, for each taxable period ending on or before (or each taxable period including) the Distribution Date, KMC and the members of the KMC Group shall be solely responsible for any State Income Taxes that are allocable under Section 3.3(a) to KMC or any of the members of the KMC Group. KMC and the members of the KMC Group shall indemnify PKS and the PKS Affiliates for and hold them harmless from any


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such Taxes. Except as otherwise provided herein, for each taxable period ending on or before (or each taxable period including) the Distribution Date, PKS and the members of the PKS Group shall be solely responsible for any State Income Taxes that are allocable under Section 3.3(a) to PKS or any of the members of the PKS Group. Except as otherwise provided herein, PKS and the members of the PKS Group shall indemnify KMC and all members of the KMC Group for and hold them harmless from any such Taxes.

                  (c) Except as otherwise provided herein, for each taxable period ending on or before (or each taxable period including) the Distribution Date, KMC and the members of the KMC Group shall be solely responsible for the payment of all State Income Taxes imposed upon or attributable to KMC or any of its Affiliates (other than State Income Taxes owing to Combined Jurisdictions). KMC and the members of the KMC Group shall indemnify PKS and all PKS Affiliates for any such Taxes.

                  (d) Except as otherwise provided herein, for each taxable period (or portion thereof) ending on or before (or each taxable period including) the Distribution Date, PKS shall be solely responsible for the payment of all State Income Taxes imposed upon or attributable to PKS or any of its Affiliates (other than State Income Taxes owing to Combined Jurisdictions). PKS and the members of the PKS Group shall indemnify all members of the KMC Group for any such Taxes.

                  (e) If a deficiency or refund in a Combined State Income Tax Liability is subsequently proposed or determined, for purposes of this Section 3.3, it shall be assumed for tax years prior to Taxable Year 1999 that (A) any allocation of the Combined State Income Tax Liability made prior to the date of this Agreement between the Parties was consistent with this Section 3.3 and (B) any obligations between the Parties in respect of such allocation have been fully satisfied. Any increase or decrease in Combined State Income Tax Liability, to the extent that it reflects a percentage settlement of multiple proposed deficiencies or overpayments, shall be allocated between the groups in proportion to the manner in which the settled deficiencies or overpayments would have been allocated if settled for the full amount of such deficiencies or overpayments.

                  (f) Notwithstanding anything contained in this Article III to the contrary, in the event that a state Final Determination results in a Combined Group where a Combined State Income Tax Return was not filed as the original Tax Return, and if such combination of entities results in a greater State Income Tax liability than if such entities had not been combined, then neither the PKS Group nor the KMC Group shall be allocated any lesser amount of the Combined State Income Tax Liability resulting from such state Final Determination than such group's "Non-Combined Liability". Each group's "Non-Combined Liability" shall equal the aggregate amount of State Income Tax that all members of such group would have paid to such state for such year had such members not been combined but taking into account all other adjustments to Tax Items reflected in the state Final Determination as if included in the original Tax Returns filed in such state for such year.

                  (g) If a Tax Return or Final Determination consists of or involves a member of the Level 3 Group and a member of the KMC Group (not including members of the PKS Group), all Taxes allocated to the "Kiewit Group" as defined in the PKS/Level 3 Tax Sharing Agreement shall be allocated to the KMC Group pursuant to this Agreement.

                  Section 3.4. Transfer Taxes and Other Taxes.

                  (a) Except as provided in Section 3.4(b), for each taxable period ending on or before (or each taxable period including) the Distribution Date, PKS and its Affiliates shall be solely responsible for the payment of (and shall indemnify and hold KMC and its Affiliates harmless from) all Transfer Taxes or Other Taxes imposed on PKS or any PKS Affiliate. For each taxable period ending on or before (or each taxable period including) the Distribution Date, KMC and its Affiliates shall be solely responsible for the payment of (and shall indemnify and hold PKS and its Affiliates harmless from) all Transfer Taxes or Other Taxes imposed on or incurred by KMC or any KMC Affiliate.

                  (b) In the event that a Transfer Tax or Other Tax arises from a transaction between PKS or any PKS Affiliate on the one hand, and KMC or any KMC Affiliate, on the other hand, the recipient of property or service in such transaction shall be liable for payment of (and shall indemnify and hold the other Party and its Affiliates harmless from) all such Transfer Taxes or Other Taxes.

                  Section 3.5. Split-Off Taxes. Notwithstanding anything contained in this Agreement to the contrary (except as provided in Sections 4.3, 4.4, 7.14, and 7.17), 100% of any Split-Off Taxes shall be allocated to KMC, and KMC shall be solely responsible for, and shall indemnify and hold the PKS and its Affiliates harmless from, such Split-Off Taxes.

                  Section 3.6. Payment to PKS or KMC for Taxes With Respect to Taxable Year 1999 and Taxable Year 2000.

                  (a) Federal Income Taxes. For the Taxable Year 1999 and Taxable Year 2000, within 5 business days of notification by PKS or as otherwise provided in this Section 3.6, KMC shall pay to PKS an amount equal to (i) the allocable federal Income Tax liability of the members of the KMC Group for each applicable year determined under this Article III, less (ii) estimated Tax deposits paid by the KMC Group to PKS or the PKS Group in respect of such Tax liability for each applicable year.

                  (b) State Income Taxes. For the Taxable Year 1999 and Taxable Year 2000, in accordance with Section 3.6 (e), KMC shall pay to PKS an amount equal to (i) the allocable Combined State Income Tax liability of the KMC Group for each applicable year determined under this Article III for each state, less
(ii) estimated Tax deposits paid by the KMC Group to PKS in respect of such Tax liability for each state for each applicable year.

                  (c) Estimated Federal Income Tax Payments for the Consolidated Group. For the Taxable Year 1999 and the Taxable Year 2000, PKS shall determine and notify KMC on or before September 30, 2000 of the amount of the estimated Consolidated Group federal Income Tax due that is allocable to the KMC Group under this Article III, and KMC shall, on or before September 30, 2000, pay to PKS the amount so determined for the Taxable Year 1999 and the first, second and third quarter of Taxable Year 2000. On or before November 15, 2000, PKS shall redetermine the KMC Group's allocable share of the estimated Consolidated Group's federal Income Tax liability for the Taxable Year 2000 as provided herein and, if such share is greater or less than the amount of payments previously paid by KMC to PKS pursuant to this Section 3.6(c), then KMC or PKS, as the case may be, shall pay such difference to the other within 5 business days of notification by PKS. Prior to the Due Date for the Consolidated Group's federal Income Tax Return for the Taxable Year 2000, PKS shall redetermine the KMC Group's allocable share of the Consolidated Group's federal Income Tax liability for the Taxable Year 2000 under this Article III and, if such share is greater or less than the amount of payments previously paid by KMC to PKS pursuant to this Section 3.6(c), as previously adjusted pursuant to this Section 3.6(c), then KMC or PKS, as the case may be, shall pay to the other the difference as soon as reasonably practicable after PKS makes such determination and in no event later than such Due Date.

                  (d) Estimated Federal Income Tax Payments for Quality Ready Mix, Inc. For the Taxable Year 2000, KMC shall cause Quality Ready Mix, Inc. to pay its estimated federal Tax installment payments.

                  (e) Estimated State Income Tax Payments for Combined Returns. On or prior to the Split-Off, PKS shall determine the amount of, and KMC shall pay to PKS, the estimated Combined State Income Tax Liability that is allocable to the KMC Group as computed pursuant to Article III for the Taxable Year 1999 and the Taxable Year 2000. Upon the filing of the Combined Returns for the Taxable Year 1999 and the Taxable Year 2000, PKS shall redetermine the KMC Group's allocable share of the Combined State Income Tax Liability for such years and, if such share is greater or less than the amount of the payments previously paid by KMC to PKS pursuant to this Section 3.6 (e), then KMC or PKS, as the case may be, shall pay to the other the difference within 5 business days of notification by PKS to KMC of such difference.

                  Section 3.7. Liability for Taxes and Refunds of Taxes for Periods Beginning After the Distribution Date. Unless otherwise provided in this Agreement, PKS or the appropriate PKS Affiliate shall pay to the appropriate Taxing Authority and be responsible for all Taxes and shall be entitled to receive and retain all refunds of Taxes with respect to taxable periods beginning after the Distribution Date that are imposed upon or are attributable to PKS or the PKS Affiliate. Unless otherwise provided in this Agreement, KMC or the appropriate KMC Affiliate shall pay to the appropriate Taxing Authority and be responsible for all Taxes and shall be entitled to receive and retain all refunds of Taxes with respect to taxable periods beginning after the Distribution Date that are imposed upon or are attributable to KMC or the KMC Affiliate.

                  Section 3.8. Tax Attributes.

                  (a) Tax Attributes determined on a consolidated federal Income Tax basis for taxable periods ending on or before (or taxable periods including) the Distribution Date shall be allocated by PKS to PKS (and its Affiliates), on the one hand, and KMC (and its Affiliates), on the other hand, in any reasonable manner in accordance with the Code and the Treasury Regulations promulgated thereunder. PKS and KMC hereby agree to compute their federal Income Tax liabilities for taxable periods beginning after the Distribution Date consistent with that computation and allocation. The capital loss carryforward from the Consolidated Group 1998 federal Income Tax Return as filed, is attributable entirely to members of the PKS Group and will be allocated entirely to the PKS Group.

                  (b) Tax Attributes determined on a Combined Return basis for taxable periods ending on or before (or taxable periods including) the Distribution Date shall be allocated by PKS to PKS (and its Affiliates), on the one hand, and KMC (and its Affiliates), on the other hand, in any reasonable manner in accordance with applicable state or foreign law or regulation. PKS and KMC hereby agree to compute their Tax liabilities for taxable periods beginning after the Distribution Date consistent with that determination and allocation.

                  Section 3.9. Refunds. With respect to any taxable period that ends on or before (or any taxable period that includes) the Distribution Date, PKS and the PKS Affiliates shall be entitled to retain or be paid all refunds of Tax received whether in the form of payment, offset against other liabilities or otherwise, from any Tax Authority to the extent the refund is attributable to PKS or its Affiliates. With respect to any taxable period that ends on or before (or any taxable period that includes) the Distribution Date, KMC and the KMC Affiliates shall be entitled to retain or be paid all refunds of Tax received whether in the form of payment, offset against other liabilities or otherwise, from any Tax Authority to the extent the refund is attributable to KMC or its Affiliates. Notwithstanding anything contained in this Section 3.9, in the case of refunds of Tax (in whatever form) in connection with a Consolidated Group or from Combined Returns, such refunds of Tax shall be allocated pursuant to
Section 3.2 and 3.3, as appropriate.

                  Section 3.10. PKS Carrybacks. Notwithstanding anything contained in Section 3.9 to the contrary, PKS shall be entitled to any refund for any Tax or any benefit arising from a Tax Attribute obtained by the Consolidated Group (or any member of a Combined Group in a Combined Jurisdiction) as a result of the carryback of losses or credits of any member of the PKS Group from any taxable period beginning after the Distribution Date to any taxable period ending on or before (or any taxable period including) the Distribution Date. Any such refund received by KMC or any KMC Affiliate (by refund, offset against other Taxes or otherwise), net of any Tax cost incurred by KMC or an KMC Affiliate resulting from such refund, shall be paid by KMC to PKS within 10 business days after such receipt from a Taxing Authority. The application of any such carrybacks by PKS and/or any PKS Affiliate shall be in accordance with the Code and the consolidated return Treasury Regulations promulgated thereunder or applicable state or Other Tax laws.

                  Section 3.11. KMC Carrybacks. Notwithstanding anything contained in Section 3.9 to the contrary, provided PKS consents in writing (which consent shall be in PKS' sole and absolute discretion) to the carryback, KMC shall be entitled to any refund for any Tax or any benefit arising from a Tax Attribute obtained by the Consolidated Group (or any member of a Combined Group in a Combined Jurisdiction) as a result of the carryback of losses or credits of any member of the KMC Group from any taxable period beginning after the Distribution Date to any taxable period ending on or before (or any taxable period including) the Distribution Date. The application of any such carrybacks by KMC and/or any KMC Affiliate shall be in accordance with the Code and the consolidated return Treasury Regulations promulgated thereunder or applicable state or Other Tax laws. KMC shall indemnify PKS for any interest, fines and penalties resulting from the carryback of any item under this section.

                                   ARTICLE IV
          RESTRICTIONS ON POST-SPLIT-OFF TRANSACTIONS, REPRESENTATIONS
                         AND INDEMNIFICATION OBLIGATIONS

                  Section 4.1. Restrictions on Each Party's Ability to Undertake Certain Post-Split-Off Transactions; Representations.

                  (a) KMC agrees that it will not (and it will not permit any KMC Affiliate to) enter into or engage in any transaction or arrangement that would (i) result in a failure to comply with any representation or statement set forth in Exhibit A, or (ii) make any such representation or statement inaccurate or misleading. All of the representations and statements set forth in Exhibit A are complete and accurate as of the date hereof and will be complete and accurate as of the Distribution Date. All of the representations and statements pertaining to KMC and its Affiliates set forth in the Statement of Facts were complete and accurate as of March 1, 1999. All facts pertaining to KMC and all facts pertaining to its Affiliates as set forth in the Ruling Request are complete and accurate as of the date hereof and will be complete and accurate as of the Distribution Date. All facts pertaining to KMC and all facts pertaining to its Affiliates as set forth in the Statement of Facts were complete and accurate as of March 1, 1999. KMC agrees that, following the Split-Off, it will not (and it will not permit any KMC Affiliate to) enter into or engage in any transaction or arrangement that would cause all or part of the Restructuring or Split-Off to become taxable, in whole or in part, for federal or State Income Tax purposes. As of the Distribution Date, the management of KMC does not have any plan or intention (and is not aware of any person having a plan or intention) to enter into any transaction after the Distribution Date that may result in PKS or any PKS Affiliate recognizing gain as a result of Section 355(e) of the Code. KMC shall not enter into or engage in (or permit) any transaction or series of transactions where such transaction or transactions may result in PKS or any PKS Affiliate recognizing gain as a result of Section 355(e) of the Code.

                  (b) PKS agrees that it will not (and it will not permit any PKS Affiliate to) enter into or engage in any transaction or arrangement that would (i) result in a failure to comply with any representation or statement set forth in Exhibit B, or (ii) make any such representation or statement inaccurate or misleading. PKS agrees that, following the Split-Off, it will not (and it will not permit any PKS Affiliate to) enter into or engage in any transaction or arrangement that would cause all or part of the Restructuring or Split-Off to become taxable, in whole or in part, for federal or State Income Tax purposes. All of the representations and statements set forth in Exhibit B are complete and accurate as of the date hereof and will be complete and accurate as of the Distribution Date. All representations and statements pertaining to PKS and its Affiliates set forth in the Statement of Facts were complete and accurate as of March 1, 1999. All facts pertaining to PKS and all facts pertaining to its Affiliates set forth in the Ruling Request are complete and accurate as of the date hereof and will be complete and accurate as of the Distribution Date. All facts pertaining to PKS and all facts pertaining to its Affiliates as set forth in the Statement of Facts were complete and accurate as of March 1, 1999.

                  (c) Notwithstanding Section 4.1(a) and (b), a Party may enter into or engage in any transaction or arrangement referred to in this Section 4.1 if (i) the other Party expressly consents in writing in advance of such transaction or arrangement, or (ii) the Party entering into or engaging in such transaction or arrangement, at its own expense, obtains a supplemental private letter ruling from the IRS or an opinion from a nationally recognized independent tax advisor, which ruling or opinion and tax advisor are reasonably satisfactory to the other Party, stating that (x) in the case of the Split-Off, such transaction or arrangement will not have any adverse impact on the qualification or tax consequences of the Split-Off under Sections 355 and 368 of the Code and corresponding state tax provisions (and will not have any adverse impact on the tax consequences of the Split-Off under other applicable sections of the Code and corresponding state tax provisions and will not result in the Split-Off being taxable in whole or in part as a result of Section 355(e) of the Code, or otherwise), and (y) in the case of the Restructuring, such transaction or arrangement will not cause any step of the Restructuring to be taxable in whole or in part for federal or State Income Tax purposes.

                  Section 4.2. KMC's Tax Indemnification of PKS. Notwithstanding any other provision of this Agreement to the contrary (other than Sections 4.4, 7.14 and 7.17), (i) if KMC or any KMC Affiliate takes any action that is prohibited under Section 4.1(a) or breaches of any representations, statements or facts contained or referenced in Section 4.1(a) or (ii) if any of the representations, statements or facts contained or referenced in Section 4.1(a) are determined to be incomplete, inaccurate or misleading as of the applicable date, KMC shall pay all Taxes imposed on PKS or any PKS Affiliate (and related costs and expenses) caused by such action or incomplete, inaccurate or misleading representation, statement or fact and shall indemnify and hold harmless PKS and any PKS Affiliate from and against all such Taxes (and related costs and expenses), including but not limited to any such Taxes paid at any time by PKS or any PKS Affiliate. KMC shall make such payment and indemnification no later than 10 business days after written notice from PKS that a payment will be due pursuant to a Final Determination (or any earlier judicial decision that is not a Final Determination) with respect to such Taxes, which notice shall be accompanied by a computation of the amounts due. If, as a result of any such action or incomplete, inaccurate or misleading representation, statement or fact, PKS or any PKS Affiliate becomes legally obligated to make a payment (a "PKS Shareholder Tax Indemnity Payment") to shareholders who participated in the Split-Off and such PKS Shareholder Tax Indemnity Payment is required to be made as a result of the Split-Off constituting in whole or in part a taxable transaction, then KMC shall be required to indemnify PKS and hold PKS harmless for any PKS Shareholder Tax Indemnity Payment. KMC shall make such payment no later than 10 business days after written notice from PKS of a Final Determination with respect to any PKS Shareholder Tax Indemnity Payment, which notice shall be accompanied by a computation of the amounts due. PKS shall return to KMC any amounts paid to PKS for Taxes and related costs and expenses under this Section 4.2 in connection with a judicial decision (that is not a Final Determination) to the extent such amounts, pursuant to a subsequent Final Determination, are returned by a Taxing Authority to PKS.

                  Section 4.3. PKS's Tax Indemnification of KMC. Notwithstanding any other provision of this Agreement to the contrary (other than Sections 4.4, 7.14 and 7.17), (i) if PKS or any member of the PKS Group takes any action that is prohibited under Section 4.1(b), breaches any of the representations, statements or facts contained or referenced in Section 4.1(b), or (ii) if any of the representations, statements or facts contained or referenced in Section 4.1(b) are determined to be incomplete, inaccurate or misleading, PKS shall pay any Taxes imposed on any member of the KMC Group caused by such action and shall indemnify and hold harmless each member of the KMC Group from and against all such Taxes (and related costs and expenses), including but not limited to any such Taxes (and related costs and expenses) paid at any time by any member of the KMC Group. PKS shall make such payment and indemnification no later than 10 business days after written notice from KMC of a Final Determination with respect to such Taxes, which notice shall be accompanied by a computation of the amounts due.

                  Section 4.4. Inaccurate Representations, Statements, Facts. If it is determined that (i) there are one or more representations or statements in Exhibit A (or one or more facts in the Ruling Request pertaining to KMC or its Affiliates) that are inaccurate or incomplete and such inaccurate or incomplete facts, representations or statements caused the Split-Off to fail to qualify under Sections 355 or 368 of the Code (or caused the Split-Off to be taxable in whole or in part) and, (ii) there are one or more representations in Exhibit B (or one or more facts in the Ruling Request pertaining to PKS or its Affiliates) that are inaccurate or incomplete and such inaccurate or incomplete facts, representations or statements caused the Split-Off to fail to qualify under Sections 355 or 368 of the Code (or caused the Split-Off to be taxable in whole or in part), then each Party shall bear and be responsible for (and indemnify the other Party for) its share of Taxes, costs and liabilities or other payments caused by such inaccurate or incomplete facts, representations or statements. If it is determined that (i) there are one or more representations, statements or facts contained in the Statement of Facts pertaining to KMC or its Affiliates that are inaccurate or incomplete and such inaccurate or incomplete facts, representations or statements caused the Restructuring to be taxable in whole or in part and, (ii) there are one or more representations, statements or facts contained in the Statement of Facts pertaining to PKS or its Affiliates that are inaccurate or incomplete and such inaccurate or incomplete facts, representations or statements caused the Restructuring to be taxable in whole or in part, then each Party shall bear and be responsible for (and indemnify the other Party for) its share of Taxes, costs and liabilities or other payments caused by such inaccurate or incomplete facts, representations or statements. If it is determined that there are one or more representations, statements or facts contained in the Statement of Facts or the Ruling Request pertaining to both KMC or its Affiliates and PKS or its Affiliates and such representations, statements or facts are determined to be inaccurate or incomplete as to both, then each Party shall bear and be responsible for (and indemnify the other Party for) its share of Taxes, costs and liabilities or other payments caused by such inaccurate or incomplete facts, representations or statements. For purposes of this Section 4.4, a Party's share of such Taxes, costs and liabilities or other payments shall be determined under Article 6 and shall be based on such Party's relative fault in connection with the inaccurate or incomplete facts, representations or statements.

                  Section 4.5. Breach. PKS shall indemnify and hold harmless each member of the KMC Group and KMC shall indemnify and hold harmless each of the member of the PKS Group from and against any payment required to be made by the indemnified party, as the case may be, as a result of the breach by a member of the PKS Group (or an Affiliate of PKS) or the KMC Group (or an Affiliate of
KMC), as the case may be, of any payment obligation under this Agreement.

                                    ARTICLE V
            COOPERATION; MAINTENANCE AND EXCHANGE OF INFORMATION; TAX
                                 CONTROVERSIES

                  Section 5.1. Cooperation.

                  (a) PKS and KMC shall cooperate (and shall cause each of their Affiliates to cooperate) fully at such time and to the extent reasonably requested by the other Party in connection with (i) the preparation and filing of any Tax Return, (ii) the conduct of any audit, dispute, proceeding, suit or other Tax action concerning any issues or (iii) any other matter contemplated hereunder. Such cooperation shall include, without limitation, the execution of any document that may be necessary or reasonably helpful in connection with the filing of any Tax Return by PKS, the PKS Affiliates, KMC, or the KMC Affiliates (other than the KMC Nonfiling Entities), or in connection with any audit, proceeding, suit, action or matter addressed in the preceding sentence. In addition, each Party shall make its employees and facilities available on a mutually convenient basis to facilitate such cooperation.

                  (b) Each Party shall provide prompt notice to the other Party of any pending or threatened Tax controversy, including, without limitation, any audit, any protest to any Taxing Authority or any litigation in Tax Court or any other court of competent jurisdiction (a "Tax Controversy"), that (i) relates to a Tax or Tax Attribute of the other Party or (ii) could give rise to the liability of the other Party to make a payment pursuant to this Agreement (both clauses (i) and (ii) of this Section 5.1(b) constituting a "Liability Issue" of the other Party). PKS and KMC shall promptly furnish each other copies of any inquiries or requests for information or other correspondence from any Taxing Authority or any other administrative, judicial, or other governmental authority concerning any such Liability Issue. Without limiting the generality of the foregoing, PKS and KMC, as the case may be, shall each promptly furnish to the other upon receipt of a copy of any RAR or similar report, notice of proposed adjustment, or notice of deficiency received by PKS or any PKS Affiliate or by KMC or any KMC Affiliate, as the case may be, and, if requested, all other documents relating to any Liability Issue of the other Party. Notwithstanding anything to the contrary contained in this Article V, PKS shall not be required to provide to KMC or any KMC Affiliate copies of information document requests received from any Taxing Authority during PKS's handling of any Tax Controversy under Section 5.2(a).

                  (c) Each Party agrees to maintain all Tax Returns and related workpapers, supporting schedules and other documentation that it prepared concerning the other Party for nine (9) years following the Split-Off. Following the Split-Off, KMC agrees to maintain any documents, workpapers, supporting schedules or other information supporting all tax positions taken on the Tax Returns of the Consolidated Group or any Combined Return for a period of nine
(9) years. Upon request by PKS, KMC agrees to provide such documents or information to PKS. Neither Party shall be liable to the other Party (for amounts other than the Tax) for failing to maintain the documents described in this Section 5.1(c), to the extent such Party exercises the same care in maintaining its own similar documents.

                  Section 5.2. Contest Provisions. In addition to the provisions of Section 5.1:

                  (a) PKS shall control the handling of and may settle any Tax Controversy (i) involving a Tax Return of the Consolidated Group or a Combined Return or (ii) potentially affecting PKS or any of its Affiliates; provided, however, KMC shall pay upon request reasonable fees to PKS for handling KMC Liability Issues. At its election, KMC may at its sole cost participate in any such proceedings to the extent the proceedings relate to a KMC Liability Issue. The participation rights described in the previous sentence shall include participation in all conferences, meetings or proceedings with any Taxing Authority, the subject matter of which includes the KMC Liability Issue and participation in the preparation of documentation, protests, memoranda of fact and law and briefs with respect to the KMC Liability Issue.

                   (b) KMC shall control (and may settle) any Tax Controversy pertaining solely to KMC but only if such controversy does not involve or relate to a Consolidated Group or Combined Return. PKS shall control (and may settle) any Tax Controversy pertaining to PKS or its Affiliates.

                  (c) In the event that any Taxing Authority proposes that members of one Party's group be included in a unitary, combined or consolidated return with members of the other Party's group with respect to a Tax Return that was not filed as a Combined Return, such Tax Return shall be treated as a Combined Return subject to the provisions of Section 5.2(a) for purposes of determining control of such Tax Controversy.

                  (d) In the event of any Tax Controversy described in Section 5.2(a), PKS (or its Affiliates) in its sole and absolute discretion shall have the right to extend the applicable statue of limitations.

                  Section 5.3. Earnings and Profits. PKS shall determine the amount of PKS's earnings and profits that are properly allocated to the PKS Group and the KMC Group at the time of the Split-Off under Treasury Regulation
Section 1.312-10.

                                   ARTICLE VI
                               DISPUTE RESOLUTION

                  Section 6.1. Good Faith Negotiation. In the event of any dispute or disagreement relating to this Agreement, including, without limitation, any dispute or disagreement with respect to the calculation or allocation of liability for Taxes or Tax Attributes hereunder, the manner of preparing any Tax Return or the meaning of any provision in this Agreement, senior management of the Parties shall negotiate in good faith and attempt to resolve the dispute or disagreement.

                  Section 6.2. Arbitration. In the event that senior management is unable to resolve any dispute or disagreement pursuant to Section 6.1, and such matter is not a matter that, under the terms of this Agreement, is to be determined in the sole and absolute discretion of a particular Party, the Parties shall submit the matter to an arbitration panel. The arbitration panel shall be composed of three members: PKS and KMC shall each appoint one member (who shall not be an employee, officer or director, professional consultant (including, without limitation, outside attorney or accountant) or otherwise related to the appointing party) within 15 days after the matter has been submitted to arbitration. If either Party fails to appoint its arbitrator within such 15 day period, the other Party may apply to the American Arbitration Association (the "AAA") to appoint an arbitrator on behalf of the Party that has failed to appoint its arbitrator. The two arbitrators appointed by or on behalf of the Parties shall jointly appoint a third arbitrator who shall chair the arbitration panel. If the two arbitrators cannot agree on a third arbitrator, the third arbitrator shall be appointed by the AAA. The arbitration proceedings shall take place in Chicago, Illinois, and shall be conducted in accordance with the Commercial Arbitration Rules of the AAA. The decision of the arbitration panel with respect to such dispute or disagreement shall be final and binding on the Parties hereunder. All expenses of such arbitration proceedings shall be allocated between PKS and KMC in proportion to each Party's liability with respect to the issue submitted to arbitration.

                  Section 6.3. Timing of Payments. All amounts determined pursuant to Sections 6.1 or 6.2 to be payable by one Party to the other shall be due and payable on or before the date that is 10 business days after the determination that such amount is payable.

                                   ARTICLE VII
                                  MISCELLANEOUS

                  Section 7.1. Timing of Certain Payments. Upon payment of any Taxes with respect to which a Party is entitled to receive indemnification hereunder, such receiving Party (the "Indemnified Party") shall send the other Party (the "Indemnifying Party") a notice accompanied by evidence of payment and a statement detailing the Taxes paid and describing in reasonable detail the particular facts relating thereto. Unless a different deadline is expressly provided herein, the Indemnifying Party shall (or shall cause one or more of its Affiliates to) remit payment for Taxes for which the Indemnifying Party is liable hereunder to the Indemnified Party (or one or more of its Affiliates) no later than 30 business days after such notice is sent to the Indemnifying Party. Unless otherwise provided herein, all other payments between the Parties shall be due and payable on or before the date that is 30 business days after notice requesting such payment is sent to the other Party.

                  Section 7.2. Net of Tax Benefits and Detriments. If any Indemnified Party realizes a Tax Benefit or a Tax Detriment by reason of having incurred any Tax or other amount for which such Indemnified Party is entitled to receive indemnification hereunder (including a Tax Detriment realized by reason of having received an indemnity payment hereunder with respect to such Tax), then such Indemnified Party shall pay to the Indemnifying Party an amount equal to the Tax Benefit, or such Indemnifying Party shall pay to such Indemnified Party an additional amount equal to the Tax Detriment (taking into account any Tax Detriment resulting from the receipt of such additional amounts), as the case may be. In the event that, subsequent to such payment, any portion of such Tax Benefit is disallowed or any portion of such Tax Detriment is refunded, the amount paid by one Party to the other with respect to that portion of the Tax Benefit or Tax Detriment shall be repaid to the other Party. The principles of this Section 7.2 apply equally to nonindemnity payments made between the Parties.

                  Section 7.3. Characterization of Payments. The Parties agree to treat, and to cause their respective Affiliates to treat, where appropriate
(i) any payment (by one Party or its Affiliates to the other Party or its Affiliates) required by this Agreement (other than a payment described in
Section 7.4 or reasonable fees described in Section 5.2(a)) as either a contribution by PKS to KMC or a distribution by KMC to PKS, as the case may be, occurring immediately prior to the Split-Off and (ii) any payment of interest or Taxes (other than federal Income Taxes) by or to a Taxing Authority as taxable or deductible, as the case may be, to the Party entitled under this Agreement to retain such payment or required under this Agreement to make such payment, in either case, except as otherwise mandated by applicable law; provided, however, that in the event it is determined as a result of a Final Determination that any such treatment is not permissible, the payment between the Parties (including any indemnification payment described in Section 7.2) shall be adjusted to place the Parties in the same after-Tax position they would have been in had such Final Determination not occurred. To the extent the Parties cannot be placed in the same after-Tax position, the payment between the Parties shall be adjusted so that each Party bears 50% of any Tax Detriment resulting from such Final Determination.

                  Section 7.4. Interest on Overdue Payments. Any payment that is required to be made pursuant to this Agreement (i) by KMC (or a KMC Affiliate) to PKS (or a PKS Affiliate) or (ii) by PKS (or a PKS Affiliate) to KMC (or a KMC Affiliate), that is not made on or prior to the date that such payment is required to be made pursuant to this Agreement shall thereafter bear interest at the rate established for underpayments pursuant to Section 6621(a)(2) of the Code plus three (3) percentage points, compounded daily.

                  Section 7.5. Payments by Wire Transfer. Any payment that is required to be made pursuant to this Agreement (i) by KMC (or a KMC Affiliate) to PKS (or a PKS Affiliate) or (ii) by PKS (or a PKS Affiliate) to KMC (or a KMC Affiliate), shall be made by wire transfer of immediately available funds, provided, however, that if the amount of any payment is less than $10,000, such payment may be made in a form other than a wire transfer.

                  Section 7.6. Notices. Any notice, demand, claim or other communication pursuant to this Agreement shall be in writing and shall be deemed given upon delivery if delivered personally, upon the fifth day following the date of mailing if sent by certified mail (return receipt requested and postage prepaid) or upon completion of transmission if sent by telecopy or facsimile, to the Parties at the following address:

PKS at:                    Peter Kiewit Sons', Inc.
                           1000 Kiewit Plaza
                           Omaha, Nebraska  68131
                           Attn:  Tax Department
                           Fax:  (402) 271-2983

KMC at:                    Kiewit Materials Company
                           3555 Farnam Street
                           Omaha, Nebraska  68131
                           Attn:  Tax Department
                           Fax:  (402) 536-3607

                  Section 7.7. Complete Agreement. This Agreement is subject to the provisions of the PKS/Level 3 Tax Sharing Agreement and, except for such agreement, constitutes the entire agreement of the Parties concerning the subject matter hereof, and supersedes all other agreements, whether or not written, in respect of any Tax as between or among PKS and its Affiliates, on the one hand, and KMC and its Affiliates, on the other hand. This Agreement shall not be amended except by agreement in writing signed by both Parties.

                  Section 7.8. Governing Law. This Agreement shall be governed by and construed in accordance with, the laws of the State of Delaware.

                  Section 7.9. Successors and Assigns. A Party's rights and obligations under this Agreement may not be assigned without the prior written consent of the other Party. All of the provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

                  Section 7.10. No Third-Party Beneficiaries. This Agreement is solely for the benefit of the Parties to this Agreement and their respective Affiliates (other than the KMC Nonfiling Entities) and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without this Agreement. PKS shall indemnify KMC for any Taxes imposed on United Metro Materials Inc. attributable to any deferred intercompany gain that may have been created in 1994 solely with respect to assets of United Metro Materials that were transferred in such year to the PKS Group and remained with the PKS Group as of the Distribution Date (i.e., the assets were not transferred back to KMC or its Affiliates).

                  Section 7.11. Legal Enforceability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions. Any prohibition or unenforceability of any provision of this Agreement in any jurisdiction shall not invalidate or render unenforceable the provision in any other jurisdiction.

                  Section 7.12. Expenses. Unless otherwise expressly provided in this Agreement, each Party shall bear any and all expenses that arise from their respective obligations under this Agreement.

                  Section 7.13. Confidentiality. Each Party shall (and shall cause its Affiliates to) hold and cause its consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all information (other than any such information relating solely to the business or affairs of such Party) concerning the other Party or its Affiliates hereto furnished it by such other Party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (a) previously known by the Party to which it was furnished, (b) in the public domain through no fault of such Party, or (c) later lawfully acquired from other sources by the Party to which it was furnished), and each Party shall not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors who shall be advised of the provisions of this Section 7.13. Each Party shall be deemed to have satisfied its obligation under this Section 7.13 if its exercises the same care as it takes to preserve confidentiality for its own similar information.

                  Section 7.14. No Double Recovery. Notwithstanding anything contained herein to the contrary, no Party shall be entitled to indemnification hereunder for any amount to the extent such Party has otherwise been reimbursed hereunder (or otherwise) for such amount.

                  Section 7.15. Application to Subsidiaries. The Agreement is entered into by PKS and KMC on behalf of themselves and each member of the PKS Group and the KMC Group, respectively. This Agreement constitutes a direct obligation of each such member.

                  Section 7.16. Descriptive Titles and Headings. Descriptive titles and section headings used in this Agreement are for convenience and reference only and shall not affect the construction of the Agreement.

                  Section 7.17. Assets or Divisions. Notwithstanding anything contained in this Agreement to the contrary, KMC shall be liable for (and shall indemnify PKS for) any Taxes imposed on PKS or its Affiliates to the extent such Taxes are attributable to any assets that, on or prior to the Distribution Date, were transferred to KMC or its Affiliates (including any Taxes caused by recognition of deferred intercompany gains or excess loss accounts in connection with the Split-Off or otherwise).






                           [Signatures on next page.]

                  This Agreement may be signed in two counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.

                  IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

Peter Kiewit Sons', Inc.

By: /s/ Kenneth E. Stinson
    ----------------------------------------
Title: Chairman of the Board and President
      --------------------------------------



Kiewit Materials Company

By: /s/ Christopher J. Murphy
    ----------------------------------------
Title: President and Chief Executive Officer
      --------------------------------------

                                    EXHIBIT A

(a) Any indebtedness owed by KMC to PKS after the Split-Off will not constitute stock or securities.

(b) The principal amount of the Controlled Debentures received in the Debenture Exchange will be equal to or less than the principal amount of the Distributing Debentures surrendered in exchange therefor.

(c) Immediately after the Split-Off, at least 90 percent of the fair market value of the gross assets of KMC will consist of the stock of Tanner Companies (Yuma) Inc., United Metro Materials Inc., and Twin Mountain Rock Company, each of which is engaged in the active conduct of a trade or business under Section 355(b) of the Code.

(d) The five years of financial information submitted to the IRS on behalf of KMC, Tanner Companies (Yuma) Inc., United Metro Materials Inc., and Twin Mountain Rock Company represents the present operations of each corporation and, with respect to each, there have been no substantial operational changes since the date of the last financial statements submitted.

(e) Following the Split-Off, Tanner Companies (Yuma) Inc., United Metro Materials Inc., and Twin Mountain Rock Company each will continue the active conduct of its business, independently and with its separate employees.

(f) The Split-Off is being carried out to allow certain key employees of KMC to acquire a meaningfully increased equity interest in the materials segment of PKS that reflects solely the performance of the materials segment of PKS' construction business. The Split-Off is motivated, in whole or substantial part, by this corporation business purpose.

(g)      There is no plan or intention to liquidate any of KMC, Tanner Companies
         (Yuma) Inc., United Metro Materials Inc., or Twin Mountain Rock Company, to merge any of these corporations with any other corporation or to sell or otherwise dispose of the assets of any of these corporations after the Split-Off.

(h)      KMC is not an investment company as defined in Section
         368(a)(2)(F)(iii) and (iv) of the Code.

(i) The Split-Off is not part of a plan or series of related transactions (within the meaning of Section 355(e) of the Code) pursuant to which one or more persons will acquire, directly or indirectly, stock possessing 50 percent or more of the total combined voting power of all classes of stock of KMC entitled to vote, or stock possessing 50 percent or more of the total value of all classes of stock of KMC.

(j) There is no plan or intention by KMC, directly or through any subsidiary corporation, to purchase any of its outstanding stock after the Split-Off, other than through stock purchases meeting the requirements of section 4.05(1)(b) of Revenue Procedure 96-30, 1996-1 C.B. 696.

                                    EXHIBIT B

(a) The principal amount of the New Distributing Debentures received in the Debenture Exchange will be equal to or less than the principal amount of the Distributing Debentures surrendered in exchange therefore.

(b) Immediately after the Split-Off, at least 90 percent of the fair market value of the gross assets of PKS will consist of stock of Kiewit Construction Group Inc.

(c) Immediately after the Split-Off, at least 90 percent of the fair market value of the gross assets of Kiewit Construction Group Inc. will consist of the stock of Kiewit Construction Company and Gilbert Southern Corp., each of which is engaged in the active conduct of a trade or business under Section 355(b) of the Code.

(d) The five years of financial information submitted to the IRS on behalf of PKS, Kiewit Construction Group Inc., Kiewit Construction Company, and Gilbert Southern Corp. represents the present operations of each corporation and, with respect to each, there have been no substantial operational changes since the date of the last financial statements submitted.

(e) The management of PKS, to its best knowledge, is not aware of any plan or intention on the part of any remaining shareholder or security holder of PKS, to sell, exchange, transfer by gift or otherwise dispose of any stock in, or securities of, PKS after the Split-Off (apart from sales of Distributing Stock or Distributing Debentures to PKS in connection with a holder's termination of employment with PKS and possible future conversions of Distributing Debentures or New Distributing Debentures, respectively).

(f) Following the Split-Off, Kiewit Construction Company and Gilbert Southern Corp. each will continue the active conduct of its business, independently and with its separate employees.

(g) There is no plan or intention to liquidate any of PKS, Kiewit Construction Group Inc., Kiewit Construction Company, or Gilbert Southern Corp., to merge any of these corporations with any other corporation or to sell or otherwise dispose of the assets of any of these corporations after the Split-Off, except for the possible distribution by Kiewit Construction Company of all of the stock of its two subsidiaries, Kiewit Western Co. and Kiewit Pacific Co., to Kiewit Construction Group Inc.

(h)      PKS is not an investment company as defined in Section
         368(a)(2)(F)(iii) and (iv) of the Code.